Exhibit 5.1

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0805 F: +1 202.637.3593 harrypangas@ eversheds-sutherland.com

June 8, 2017

KCAP Financial, Inc.

295 Madison Avenue, 6th Floor
New York, New York 10017

Re: KCAP Financial, Inc.

       Registration Statement on Form S-8

Ladies and Gentleman:

We have acted as counsel to KCAP Financial, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to (i) 930,171 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the KCAP Financial, Inc. 2017 Equity Incentive Plan (the “Employee Plan”) and (ii) 69,000 shares of Common Stock pursuant to the KCAP Financial, Inc. 2017 Non-Employee Director Plan (the “Director Plan,” and together with the Employee Plan, the “Plans”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Certificate of Incorporation, (ii) the Company’s Bylaws, (iii) a Certificate of Good Standing, dated June 8, 2017, with respect to the Company from the State of Delaware issued by the Delaware Secretary of State; (iv) resolutions of the board of directors of the Company relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement and the Plans, and (v) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

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Registration Statement on Form S-8 June 8, 2017 Page 2

As to certain matters of fact relevant to the opinion in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers of the Company, and upon such other certificates as we deemed appropriate.  We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

This opinion is limited to the Delaware General Corporation Law, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Common Stock pursuant to the Registration Statement and the Plans. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement and the Plans will be, when issued and paid for in accordance with the Plans, validly issued, fully paid and nonassessable.

The opinion expressed in this opinion letter (i) is strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) is only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Eversheds Sutherland (US) LLP